Exhibit 21.1
SUBSIDIARIES OF CHEVRON CORPORATION1
At December 31, 2007

State, Province or Country
Name of Subsidiary	in Which Organized

Cabinda Gulf Oil Company Limited	Bermuda
Chevron and Gulf UK Pension Plan Trustee Company Limited	England
Chevron Argentina S.R.L.	Argentina
Chevron Australia Pty Ltd.	Australia
Chevron Australia Transport Pty Ltd.	Australia
Chevron (Bermuda) Investments Limited	Bermuda
Chevron Brasil Ltda.	Brazil
Chevron Brasil Petróleo Limitada	Brazil
Chevron Canada Capital Company	Nova Scotia
Chevron Canada Finance Limited	Canada
Chevron Canada Funding Company	Nova Scotia
Chevron Canada Limited	Canada
Chevron Capital Corporation	Delaware
Chevron Caspian Pipeline Consortium Company	Delaware
Chevron Environmental Management Company	California
Chevron Environmental Services Company	Delaware
Chevron Funding Corporation	Delaware
Chevron Geothermal Indonesia, Ltd.	Bermuda
Chevron Global Energy Inc.	Delaware
Chevron Global Power Company	Pennsylvania
Chevron Global Technology Services Company	Delaware
Chevron International (Congo) Limited	Bermuda
Chevron International Exploration and Production Company	Pennsylvania
Chevron International Petroleum Company	Delaware
Chevron Investment Management Company	Delaware
Chevron LNG Shipping Company Limited	Bermuda
Chevron Mining Inc.	Missouri
Chevron New Zealand	New Zealand
Chevron Nigeria Deepwater A Limited	Nigeria
Chevron Nigeria Deepwater B Limited	Nigeria
Chevron Nigeria Deepwater C Limited	Nigeria
Chevron Nigeria Deepwater D Limited	Nigeria
Chevron Nigeria Limited	Nigeria
Chevron Oil Congo (D.R.C.) Limited	Bermuda
Chevron Oronite Company LLC	Delaware
Chevron Oronite Pte. Ltd.	Singapore
Chevron Oronite S.A.	France
Chevron Overseas Company	Delaware
Chevron Overseas (Congo) Limited	Bermuda
Chevron Overseas Petroleum Limited	Bahamas
Chevron Overseas Pipeline (Cameroon) Limited	Bahamas
Chevron Overseas Pipeline (Chad) Limited	Bahamas
Chevron Pakistan Limited	Bahamas
Chevron Petroleum Chad Company Limited	Bermuda
Chevron Petroleum Company	New Jersey

E-4

State, Province or Country
Name of Subsidiary	in Which Organized

Chevron Petroleum Limited	Bermuda
Chevron Philippines Inc.	Philippines
Chevron Pipe Line Company	Delaware
Chevron South Natuna B Inc.	Liberia
Chevron Synfuels Limited	Bermuda
Chevron Thailand Exploration and Production, Ltd.	Bermuda
Chevron Thailand Inc.	Delaware
Chevron (Thailand) Limited	Bahamas
Chevron Transport Corporation Ltd.	Bermuda
Chevron United Kingdom Limited	England and Wales
Chevron U.S.A. Holdings Inc.	Delaware
Chevron U.S.A. Inc.	Pennsylvania
Equatorial Guinea Ltd.	Bermuda
Four Star Oil & Gas Company	Delaware
Fuel and Marine Marketing LLC[2]	Delaware
Heddington Insurance Limited	Bermuda
HUTTS, LLC	Delaware
Insco Limited	Bermuda
Iron Horse Insurance Co.	Vermont
PT. Chevron Pacific Indonesia	Indonesia
Saudi Arabian Chevron Inc.	Delaware
Texaco Britain Limited	England
Texaco Capital Inc.	Delaware
Texaco Captain Inc.	Delaware
Texaco Inc.	Delaware
Texaco Investments (Netherlands), Inc.	Delaware
Texaco Overseas Holdings Inc.	Delaware
Texaco Venezuela Holdings (I) Company	Delaware
Traders Insurance Limited	Bermuda
TRMI-H LLC	Delaware
Union Oil Company of California	California
Unocal Corporation	Delaware
Unocal Energy Trading Inc.	Delaware
Unocal International Corporation	Nevada
Unocal Pipeline Company	California
West Australian Petroleum Pty Limited	Australia

[1]	All of the subsidiaries in the above list are wholly owned, either directly or indirectly, by Chevron Corporation. Certain subsidiaries are not listed since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary at December 31, 2007.
[2]	Name changed to Chevron Marine Products LLC in February 2008.

E-5